EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 25, 2014, and is by and among MUELLER WATER PRODUCTS, INC., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company identified as Borrowers on the signature pages hereof (such Subsidiaries, together with the Company, “Borrowers”), the Lenders identified on the signature pages hereof, and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in that capacity, “Administrative Agent”) and as Swing Line Lender and an L/C Issuer.
RECITALS:
WHEREAS, the Lenders, Administrative Agent, and Borrowers entered into a Credit Agreement dated as of August 26, 2010 (as amended, restated, supplemented, or otherwise modified before the date of this Amendment, the “Credit Agreement”); and
WHEREAS, the Lenders, Administrative Agent, and Borrowers desire to amend certain terms and provisions of the Credit Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Defined terms used but not defined in this Amendment are as defined in the Credit Agreement.

2.Amendment to Credit Agreement. Subject to the satisfaction of the conditions to the Second Amendment Effective Date set forth in Section 4 hereof, Borrowers, Administrative Agent and the Lenders hereby agree as follows:

(a)The following defined terms in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Excluded Deposit Account” means any Deposit Account or Securities Account (a) used exclusively for payroll, payroll taxes, employee benefits or similar operational disbursements, (b) that constitutes a trust account or a fiduciary account, (c) maintained in the Ordinary Course of Business containing not more than $200,000 at the end of any Business Day or (d) maintained in the Ordinary Course of Business containing not more than $500,000 for a period of not more than three consecutive Business Days at any time (and not more than $500,000 in the aggregate at the end of any Business Day for all such Excluded Deposit Accounts arising under clauses (c) and (d)).
“Second Lien Obligations” means Indebtedness issued by the Company or any of its Restricted Subsidiaries having terms consistent with, but not limited to, the following: (a) such Indebtedness may be secured by a Lien that is (i) secondary and expressly subordinated to the first priority security interest of the Administrative Agent for the benefit of the Secured Parties in any property constituting Collateral immediately prior to the Second Amendment Effective Date and (ii) first priority with respect to any property of the Company and its Subsidiaries other than property constituting Collateral immediately prior to the Second Amendment Effective Date; (b) the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien on all property (other than property constituting Collateral immediately prior to the Second Amendment Effective Date) securing the Second Lien Obligations, which Lien shall be secondary and expressly subordinated to the first priority security interest of the holders of the Second Lien Obligations; (c) the terms and conditions of such Indebtedness and all Liens described under clause (a) and (b) above shall be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent and the Borrowers; and (d) none of the maturity date, any scheduled payment of principal (other than annual scheduled amortization of up to 1.0% of the original principal amount of such Indebtedness) or any obligation to repurchase or prepay such Indebtedness (whether absolute or at the option of the holder (other than as a result of customary mandatory prepayments)) occurs for at least one year following the Revolving Credit Maturity Date; provided that, in connection with the incurrence of such Indebtedness, (i) the Borrowers shall have entered into amendments to the Security Agreement and other Security Instruments reasonably acceptable to the Administrative Agent to reflect the all-assets nature of the Collateral and the Administrative Agent’s Liens (subject to the intercreditor agreement referred to above), (ii) Administrative Agent shall have received on or prior to the date of consummation thereof (or, in the case of clause (C) below, concurrently with any delivery thereof to the holders of the Second Lien Obligations) (A) to the extent then required to be tested, a Compliance Certificate demonstrating compliance (calculated on a pro forma basis in accordance with Sections 1.03(c) and (d), as applicable) with the financial covenant set forth in Section 8.12, (B) fully executed copies of the definitive documentation for the Second Lien Obligations, (C) if applicable, reasonably satisfactory mortgages and mortgage related documents (including, to the extent reasonably requested by the Administrative Agent, appraisals, title insurance, surveys, flood zone certifications and other customary related mortgage documentation), and (D) UCC-3 amendments reflecting the all-assets nature of the Collateral and the modifications to the Security Instruments referred to above and (iii) no Event of Default shall exist immediately prior to or arise as a result of the incurrence of such Indebtedness.
“Transactions” means, individually or collectively as the context may indicate, (a) the incurrence of the Second Lien Obligations, (b) the consummation of the repurchase or prepayment of the Senior Notes and/or Subordinated Notes and (b) the entering into by the Borrowers of the Second Amendment to Credit Agreement on the Second Amendment Effective Date.
(b)The definition of “Availability Reserve in Section 1.01 of the Credit Agreement is hereby amended by inserting after each of the first two instances of the word “Collateral” therein, the words “included in the Borrowing Base”.

(c)The definition of “Borrowing Base Reserve in Section 1.01 of the Credit Agreement is hereby amended by inserting after the first instance of the word “Collateral” therein, the words “included in the Borrowing Base”.

(d)The definition of “Collateral” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “personal” therefrom.

(e)The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (j) therein which shall read as follows:

plus (j) any amounts deducted in determining Consolidated Net Income consisting of (i) out-of-pocket costs and expenses in connection with the Transactions of up to $7,000,000 and (ii) make-whole amounts, call premiums and similar amounts paid in connection with the refinancing of the Senior Notes and the Subordinated Notes in an aggregate amount not to exceed $26,000,000;
(f)Each of the following new defined terms are hereby added to Section 1.01 of the Credit Agreement in alphabetical position:

“Second Amendment Effective Date” means the “Second Amendment Effective Date” as defined in that certain Second Amendment to Credit Agreement dated as of November 25, 2014 among Borrowers, Lenders and Administrative Agent.

(g)Section 8.01 of the Credit Agreement is hereby amended by deleting clause (q) thereof in its entirety and amending and restating clause (r) thereof to read as follows:

(r)    Liens securing Indebtedness permitted by Section 8.03(n);
(h)Section 8.03(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(n)    Second Lien Obligations in an aggregate principal amount on the date of incurrence thereof not to exceed $500,000,000 plus the amount of any incremental facility relating thereto, and any Permitted Refinancing Indebtedness of such Second Lien Obligations (to the extent subject to an intercreditor agreement substantially the same as any intercreditor agreement applicable to the Second Lien Obligations it refinances); and
(i)Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.11    Prepayment of Indebtedness; Amendment to Material Agreements.
(a)    Prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness that is either subordinated to the Indebtedness hereunder or has a stated maturity date later than the Revolving Credit Maturity Date, or make any payment in violation of any subordination terms thereof, including in each case pursuant to any change of control, sale of assets, issuance of any equity or otherwise as may be set forth in the terms thereof or available to the Borrowers at its option, except, so long as no Default or Event of Default shall exist prior to or immediately thereafter, prepayments, redemptions, purchases, repurchases, defeasances or other satisfaction (collectively, a "Prepayment") of:
(i)    Indebtedness made with the proceeds of any Permitted Subordinated Debt;
(ii)    Indebtedness made with the proceeds of (A) the Second Lien Obligations and (B) other Indebtedness permitted to be incurred pursuant to Section 8.03 and containing terms and conditions (including terms of subordination, security and maturity) no less favorable in any material respect to the Administrative Agent and the Lenders than the Indebtedness being Prepaid therewith;
(iii)    the Second Lien Obligations in connection with any mandatory prepayments required pursuant to the definitive documentation for the Second Lien Obligations; provided the Borrower Agent shall deliver notice of such Prepayment to the Administrative Agent substantially concurrently with any notice thereof required to be delivered to any holder of the Second Lien Obligations, or if none, substantially concurrently with the making thereof; and
(iv)    any Indebtedness so long as (A) Pro Forma Availability shall be greater than or equal to 15% of the Aggregate Commitments for each day during the 30 day period prior to such Prepayment and immediately after making such Prepayment, (B) if Pro Forma Availability shall not be at least 25% of the Aggregate Commitments for each day during the 30 day period prior to such Prepayment and immediately after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio (calculated on a pro forma basis giving effect to such Prepayment in accordance with Section 1.03(d)) as of the most recently ended Measurement Period shall be at least 1.00 to 1.00 and (C) the Borrower Agent shall have delivered to the

Administrative Agent, substantially concurrently with the making of such Prepayment, a certificate demonstrating compliance with items (A) and (B) above.
(b)    Amend, modify or change in any manner any term or condition of (i) any Subordinated Note or the Subordinated Notes Indenture or the Senior Notes or the Senior Notes Indenture, (ii) any other Permitted Subordinated Debt Document, (iii) the definitive documentation for the Second Lien Obligations, or (iv) any Indebtedness with a stated maturity date outside the Revolving Credit Maturity Date, in each case so that the terms and conditions thereof are less favorable in any material respect to the Administrative Agent and the Lenders than the terms of such Indebtedness as of the Closing Date or date of incurrence thereof.
3.Representations. To induce Administrative Agent and the Lenders party hereto to enter into this Amendment, each Borrower hereby represents to Administrative Agent and the Lenders as of the date hereof as follows:

(a)that such Borrower is duly authorized to execute and deliver this Amendment and that such Borrower is duly authorized to perform its obligations under the Loan Documents to which it is a party;

(b)that the execution and delivery of this Amendment by such Borrower does not and will not (i) contravene the terms of the Organization Documents of such Borrower; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Borrower is a party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its property is subject; or (iii) violate any Law;

(c)that this Amendment is a legal, valid, and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(d)that, as of the Second Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Company and each other Borrower contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement;

(e)that, as of the Second Amendment Effective Date and after giving effect to this Amendment, each Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, including those set forth in Article VII and Article VIII of the Credit Agreement; and

(f)that, as of the Second Amendment Effective Date and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.

4.Conditions. This Amendment shall become effective on the date that this Amendment shall have been executed and delivered by Administrative Agent, the Required Lenders and Borrowers (such date, the “Second Amendment Effective Date”).

Administrative Agent’s delivery to the Company of a copy of this Amendment executed by all necessary parties described in this Section 4 shall be deemed evidence that the Second Amendment Effective Date has occurred.

5.Miscellaneous.

(a)This Amendment is governed by, and is to be construed in accordance with, the laws of the State of New York. Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(b)This Amendment binds Administrative Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Administrative Agent, the Lenders, and Borrowers and the successors and assigns of Administrative Agent and each Lender.

(c)Each Borrower, by execution of this Amendment, hereby reaffirms, assumes, and binds themselves to all applicable obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement (as amended hereby) and the other Loan Documents (including the granting of any Liens for the benefit of the Administrative Agent and the Lenders).

(d)This Amendment is a Loan Document. Each Borrower acknowledges that Administrative Agent’s costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment shall be paid by Borrowers pursuant to Section 11.04 of the Credit Agreement.

(e)The parties may sign this Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

(f)Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

(g)Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any Event of Default, nor shall it alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents. The amendment provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, such Credit Agreement as amended hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWERS:

MUELLER WATER PRODUCTS, INC.
ANVIL INTERNATIONAL, LLC
ECHOLOGICS, LLC
HENRY PRATT COMPANY, LLC
HYDRO GATE, LLC
J.B. SMITH MFG CO., LLC
JAMES JONES COMPANY, LLC
MILLIKEN VALVE, LLC
MUELLER CO. INTERNATIONAL HOLDINGS, LLC
MUELLER CO. LLC
MUELLER GROUP, LLC
MUELLER INTERNATIONAL, LLC
MUELLER PROPERTY HOLDINGS, LLC
MUELLER SERVICE CALIFORNIA, INC.
MUELLER SERVICE CO., LLC
MUELLER SYSTEMS, LLC
OSP, LLC
U.S. PIPE VALVE & HYDRANT, LLC

By:	/s/ Evan L. Hart

Name:	Evan L. Hart

Title:	Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ William J. Wilson
Name:    William J. Wilson
Title:    Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:    /s/ William J. Wilson
Name:    William J. Wilson
Title:    Senior Vice President

WELLS FARGO CAPITAL FINANCE, LLC,
as a Lender

By:    /s/ Mark Bradford
Name:    Mark Bradford
Title:    Duly Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:    /s/ Rashmi Bhatt
Name:    Rashmi Bhatt
Title:    Authorized Officer

SUNTRUST BANK,
as a Lender

By:    /s/ Sandra M. Salazar
Name:    Sandra M. Salazar
Title:    Vice President

GOLDMAN SACHS BANK USA,
as a Lender

By:
Name:
Title:

TD BANK, N.A.,
as a Lender

By:    /s/ Nick Malatestinic
Name:    Nick Malatestinic
Title:    Market Credit Manager